EXHIBIT 5
                     FRIDAY, ELDREDGE & CLARK
                  2000 First Commercial Building
                      400 West Capitol Avenue
                   Little Rock, Arkansas  72201-3493


                       September 19, 1996


   First Commercial Corporation
   400 West Capitol Avenue
   Little Rock, Arkansas  72201

   Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on or about this date by First Commercial Corporation (the "Company") for registration under the Securities Act of 1933, as amended (the "Act"), of 415,663 shares of the Company's common stock, $3.00 par value per share (the "Shares"), to be issued in connection with the mergers of City National Bank, Whitehouse, Texas, and Security National Bank, Nacogdoches, Texas with and into certain subsidiary banks of the Company.

        It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

        a.   The   Registration   Statement  shall   have  become
   effective in accordance with the applicable provisions of the Act; and

        b.   Appropriate  action  shall have  been  taken by  the
   Board  of   Directors  of  the  Company  for  the  purpose  of
   authorizing the registration of the Shares.

        It is our further opinion that the Shares will be, upon issuance pursuant to the terms of the agreements governing the aforementioned mergers, validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Shares.

        We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                            Very truly yours,

                            /s/ FRIDAY, ELDREDGE & CLARK

                            FRIDAY, ELDREDGE & CLARK
   JCR/bb